Exhibit 4(h)

CLEVELAND-CLIFFS INC

SECOND AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT

This Second Amendment to Multicurrency Credit Agreement (herein, the “Amendment”) is entered into as of February 16, 2007, by and among Cleveland-Cliffs Inc, an Ohio corporation (the “Borrower”), the Lenders party hereto and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, KeyBank National Association, as a Co-Documentation Agent, Commonwealth Bank of Australia, New York Branch, as a Co-Documentation Agent, and Fifth Third Bank, as Administrative Agent and L/C Issuer entered into a certain Multicurrency Credit Agreement, dated as of June 23, 2006 (as previously amended, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower and the Lenders party hereto have agreed to amend the Credit Agreement under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

Upon satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

Section 1.1. The definitions of “Joint Venture” and “Restricted Investments” in Section 1.1 of the Credit Agreement shall be, and hereby are, amended and restated in their entirety as follows:

“Joint Venture” means any corporation, partnership, limited liability company or other entity or organization that has Voting Stock directly or indirectly owned by the Borrower; provided however that, notwithstanding this definition, none of the following shall be a Joint Venture hereunder: (i) any Wholly-Owned Subsidiary, (ii) any trade creditor or customer in which the Borrower or any of its Subsidiaries has made an Investment pursuant to clause (l) of the definition of Restricted Investments, (iii) any entity or organization set forth on Schedule 6.15(A), (iv) Amapa, and (v) any entity or organization in which the Borrower or any of its Subsidiaries has made an Investment (other than any Investment in an entity or organization that was a Joint Venture immediately prior to such Investment) pursuant to clause (o) of the definition of Restricted Investments.

“Restricted Investments” means all Investments except the following:

(a) property, plant and equipment to be used in the ordinary course of business of the Borrower and its Subsidiaries;

(b) current assets arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

(c) existing Investments in Subsidiaries disclosed on Schedule 5.10 hereof;

(d) Permitted Acquisitions; provided that the Borrower shall deliver to the Administrative Agent at least 10 Business Days prior to any such Acquisition a certificate confirming pro forma compliance with Section 6.19 hereof;

(e) Investments disclosed on Schedule 6.15, including without limitation, Schedule 6.15(a), hereof;

(f) Investments in cash and Cash Equivalents;

(g) Hedging Liability and Other Hedging Liability to any other Person, in all cases incurred in the ordinary course of business and not for speculative purposes;

(h) Contingent Obligations permitted by Section 6.11 hereof;

(i) mergers and consolidations permitted by Section 6.14 hereof;

(j) loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes in the ordinary course of business;

(k) Investments by the Borrower or any Wholly-Owned Subsidiary in or to any other Wholly-Owned Subsidiary and Investments by any Subsidiary in the Borrower or any Wholly-Owned Subsidiary;

(l) Investments in securities of trade creditors or customers in the ordinary course of business that are received (i) in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (ii) in the settlement of debts created in the ordinary course of business;

(m) Investments in Joint Ventures (i) for the purpose of financing such entities’ (X) operating expenses incurred in the ordinary course of business and (Y) reasonable Capital Expenditures and other reasonable obligations that are accounted for by the Borrower and its Subsidiaries as increases in equity in such Joint Ventures;

(n) the Amapa Investment; provided that, in no event shall the amount of such Investment exceed $170,000,000;

(o) Investments of the Borrower and its Subsidiaries to make acquisitions of additional mining interests or for other strategic or commercial purposes; provided that, (i) in no event shall the amount of such Investments exceed the Permitted Investment Amount and (ii) after giving effect to any such Investment, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 6.19 hereof on a pro forma basis; provided further that, in the case of any such Investment in which the aggregate amount to be invested is greater than $20,000,000, the Borrower shall deliver to the Administrative Agent at least 10 Business Days (or such shorter period of time as is agreed to by the Administrative Agent) prior to such Investment a certificate confirming such pro forma compliance; and

(p) the Sonoma Investment; provided that, in no event shall the amount of such Investment exceed (i) $130,000,000 plus (ii) Investments permitted pursuant to clause (m) above.

Section 1.2. The following definitions of “Amapa”, “Amapa Investment”, “Permitted Investment Amount”, “Sonoma” and “Sonoma Investment” are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Amapa” means MMX Amapá Mineração Ltda., a company organized under the laws of Brazil.

“Amapa Investment” means, collectively, all Investments by the Borrower and its Subsidiaries in Amapa.

“Permitted Investment Amount” means an amount equal to (a) U.S. $150,000,000 plus (b) 20% of positive Consolidated Net Income for each fiscal year of the Borrower commencing with the Borrower’s fiscal year ending December 31, 2006.

“Sonoma” means the unincorporated joint venture formed by QCoal Sonoma Pty Ltd, Watami (Qld) Pty Ltd, CSC Sonoma Pty Ltd, JS Sonoma Pty Ltd and Cliffs Australia Coal Pty Ltd, a wholly owned subsidiary of the Borrower, for the purpose of mining and developing a coal mine in Queensland, Australia, including the construction of a washplant by Cliffs Australia Washplant Operations Pty Ltd, an indirectly held Wholly-Owned Subsidiary of the Borrower.

“Sonoma Investment” means, collectively, all Investments by the Borrower and its Subsidiaries in Sonoma.

Section 1.3. Clause (h) of Section 6.11 of the Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

(h) Contingent Obligations in respect of (i) Indebtedness otherwise permitted under this Section 6.11 and (ii) Indebtedness owed by Amapa in an amount not to exceed U.S. $250,000,000 incurred for the purpose of financing the development and construction of an iron ore mine and related facilities (the “Amapa Project”) located in the municipality of Pedra Branca do Amapari, in the State of Amapa, in the northern region of Brazil, a dedicated railroad for the Amapa Project and a port terminal for the Amapa Project located in Santana, State of Amapa in Brazil, and for financing working capital related thereto; provided that such Contingent Obligations of Amapa Indebtedness shall be limited to U.S. $75,000,000;

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Borrower, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

(b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (ii) as of the date hereof, no Default and no Event of Default exists; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

SECTION 4. MISCELLANEOUS.

(a) The Credit Agreement, as amended hereby, shall continue in full force and effect. Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

(b) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

(c) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Ohio.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment to Multicurrency Credit Agreement as of the date first set forth above.

“BORROWER”

CLEVELAND-CLIFFS INC

By	/s/ Laurie Brlas
Name: L. Brlas
Title: Senior Vice President-Chief Financial Officer and Treasurer

[Signature page to Second Amendment to Multicurrency Credit Agreement]

“LENDERS”

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Gregory D. Amoroso
Name: Gregory D. Amoroso
Title: Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as Syndication Agent

By	/s/ Sandra Guerrieri
Name Sandra Guerrieri
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Co-Documentation Agent

By	/s/ Suzannah Harris
Name Suzannah Harris
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

COMMONWEALTH BANK OF AUSTRALIA, New York Branch, as a Lender and as a Co-Documentation Agent

By	/s/ Jeff Heazlewood
Name Jeff Heazlewood
Title Relationship Executive

[Signature page to Second Amendment to Multicurrency Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By	/s/ John W. Wade
Name John W. Wade
Title Director

[Signature page to Second Amendment to Multicurrency Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED, A.B.N. 12 004 044 937, as a Lender

By	/s/ Stephen Daniels
Name Stephen Daniels
Title Director

[Signature page to Second Amendment to Multicurrency Credit Agreement]

WESTPAC BANKING CORPORATION, as a Lender

By	/s/ Bradley Scammell
Name Bradley Scammell
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By	/s/ W. Gregory Schmid
Name W. Gregory Schmid
Title Sr. Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

CHARTER ONE BANK, N.A., as a Lender

By	/s/ Robert G. Dracon, Jr.
Name Robert G. Dracon, Jr.
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

FORTIS CAPITAL CORP., as a Lender

By	/s/ Douglas Riahl
Name Douglas Riahl
Title Managing Director

/s/ John W. Deegan
John W. Deegan
Senior Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Joseph G. Moran
Name Joseph G. Moran
Title Managing Director

[Signature page to Second Amendment to Multicurrency Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ David J. Dannemiller
Name David J. Dannemiller
Title VP

[Signature page to Second Amendment to Multicurrency Credit Agreement]

WACHOVIA BANK, as a Lender

By	/s/ E. Del Viscio
Name Eric M. Del Viscio
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

HARRIS N.A., as a Lender

By	/s/ Thad D. Rasche
Name Thad D. Rasche
Title Director

[Signature page to Second Amendment to Multicurrency Credit Agreement]

LASALLE BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Brian H. Gallagher
Name Brian H. Gallagher
Title Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By	/s/ J. Surless	/s/ Lenroy Hackett
	Name James P. Surless	Lenroy Hackett
	Title Vice President	First Vice President

[Signature page to Second Amendment to Multicurrency Credit Agreement]

Exhibit 4(h)

REAFFIRMATION AND CONSENT OF GUARANTORS

Each of the undersigned heretofore executed and delivered to the Lenders a Guaranty Agreement dated as of June 23, 2006 (the “Guaranty”). Each of the undersigned hereby consents to the Second Amendment to Multicurrency Credit Agreement as set forth above and confirms that its Guaranty, all obligations thereunder, and all Collateral Documents, and the Liens created and provided for thereby, executed and delivered by it remain in full force and effect. Each of the undersigned further agrees that its consent to any further amendments, waivers or consents in connection with the Multicurrency Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Second Amendment to Multicurrency Credit Agreement set forth above.

“GUARANTORS”

THE CLEVELAND-CLIFFS IRON COMPANY
CLIFFS SALES COMPANY
CLIFFS MINING COMPANY

By	/s/ R. J. Leroux
Name R.J. Leroux
Title Vice President and Treasurer

NORTHSHORE MINING COMPANY
SILVER BAY POWER COMPANY
CLIFFS MINNESOTA MINING COMPANY
CLIFFS EMPIRE, INC.
CLIFFS TIOP, INC.

By	/s/ R. J. Leroux
Name R.J. Leroux
Title Treasurer